UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN CONSENT SOLICITATION STATEMENT
SCHEDULE 14A INFORMATION
Consent Solicitation Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SOUTHRIDGE TECHNOLOGY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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SOUTHRIDGE TECHNOLOGY GROUP, INC.
1404 North Main, Suite 200
Meridian, Idaho 93642

To Our Stockholders:

In connection with the closing of our acquisition of RxElite Holdings Inc. by virtue of the merger of our wholly-owned subsidiary, RxElite Acquisition Corp. into RxElite Holdings Inc., our Board of Directors has approved, and is seeking stockholder approval for an amendment to our certificate of incorporation to (1) change our name from Southridge Technology Group, Inc. to RxElite, Inc., and (2) increase the number of authorized shares of our common stock from 98,000,000 to 200,000,000 (the “Proposal”). During the next year, we plan to take various steps to strengthen the name recognition of RxElite, Inc. within its industry and in the financial markets. As part of this effort, we desire to ensure that the name under which we are registered, our trading symbol and the name under which we do business all tie in as closely as possible to the “RxElite” name and mark.

In order to gain approval for the Proposal as quickly and efficiently has possible, the Board of Directors has determined to seek approval by majority written consent. We are not holding a meeting of stockholders in connection with the Proposal. We will, however, hold an annual meeting in 2008 in order to consider other matters of importance to the stockholders at a date to be determined.

By means of this consent solicitation, you are being asked to approve the Proposal. Our Board of Directors unanimously recommends that you consent to the Proposal.

The Consent Solicitation Statement on the following pages describes the Proposal being presented to you in this consent solicitation in greater detail.

Our Board of Directors requests that you sign, date and return your consent in the enclosed envelope as soon as possible.

October 8, 2007

Daniel Chen
Chairman, Chief Executive Officer, Chief Financial Officer and Treasurer

SOUTHRIDGE TECHNOLOGY GROUP, INC.
1404 North Main, Suite 200
Meridian, Idaho 93642
_______________________________

CONSENT SOLICITATION STATEMENT

OCTOBER 8, 2007
_______________________________

GENERAL INFORMATION

Information Regarding Consents

This Consent Solicitation Statement is furnished in connection with the solicitation of stockholder consents by the Board of Directors of Southridge Technology Group, Inc. Our Board is soliciting these consents in lieu of a meeting of stockholders in order to obtain our stockholders’ approval of an amendment to our certificate of incorporation to (1) change our name from Southridge Technology Group, Inc. to RxElite, Inc. and (2) increase the number of authorized shares of our common stock from 98,000,000 to 200,000,000 (the “Proposal”).

We intend to first mail this Consent Solicitation Statement and accompanying consent on or about October 8, 2007 to all stockholders entitled to vote. Only stockholders of record at the close of business on our record date of August 31, 2007 will be entitled to submit a written consent.

We are incorporated in the State of Delaware and are therefore subject to Title 8 of the Delaware Code. Section 228 of the Delaware General Corporation Law permits our stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the action so taken, represent a majority of our voting power. Our Board of Directors has determined that the consents must be received on or before October 23, 2007; however, this date may be extended by our Board of Directors in its sole discretion. Accordingly, if we receive executed consents approving the Proposal from the holders of a majority of the outstanding shares of our common stock on or before October 23, 2007 (unless the Board extends this date), the Proposal set forth herein will be approved.

Voting and Revocability of Consents

All written consents that we receive, regardless of when dated, will expire unless valid, written and unrevoked consents constituting the necessary vote for approval of the Proposal are received by us by October 23, 2007 (unless this date is extended by our Board of Directors). You may revoke your consent at any time, provided that we receive a written, signed and dated revocation before the earlier of (i) the date we receive valid, written and unrevoked consents constituting the necessary vote for approval of the Proposal or (ii) October 23, 2007 (or, if this date is extended by our Board of Directors, such later date). A revocation may be in any written form validly signed by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to Daniel Chen, Chief Executive Officer, Southridge Technology Group, Inc., 1404 North Main, Suite 200, Meridian, Idaho 93642.

We will pay the costs of soliciting these consents. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally, by facsimile, by email or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Record Date and Consent Rights

Only our stockholders of record as of the close of business on the record date, August 31, 2007, will be entitled to submit a consent on the accompanying form. On that date, there were outstanding 83,755,543 shares of our common stock. Each share of common stock is entitled to one vote in the consent solicitation. Consents evidencing a majority of the shares entitled to vote are required in order to approve the Proposal. To be counted toward the votes required for approval of the Proposal, your consent must be delivered to us on or before October 23, 2007 (unless this date is extended by our Board of Directors). Under Delaware law and our charter documents, abstentions and broker non-votes will have the same effect as withheld consents.

PROPOSAL 1

PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION
TO CHANGE OUR NAME AND INCREASE THE NUMBER OF AUTHORIZED
SHARES OF OUR COMMON STOCK

Our Board of Directors has proposed to amend our Certificate of Incorporation to change our name from Southridge Technology Group, Inc. to RxElite, Inc., and to increase the number of authorized shares of our common stock from 98,000,000 to 200,000,000. A copy of the proposed Certificate of Amendment to the Certificate of Incorporation (the “Amended Certificate”) is attached to the form of Written Consent of Stockholder of Southridge Technology Group, Inc. enclosed herewith as Exhibit A.

The Name Change

Purpose of Proposed Name Change

As a result of the Merger (as defined below) of our wholly-owned subsidiary, RxElite Acquisition Corp. into RxElite Holdings Inc., we acquired the business operations of RxElite Holdings Inc. and our primary business unit became the business previously conducted by RxElite Holdings Inc. Whereas, prior to the Merger, we provided customized computing and communications services and solutions for small to medium-sized businesses, our business now focuses on the development, manufacturing and marketing of generic prescription drug products conducted by our wholly owned subsidiary RxElite Holdings Inc. The purpose of the name change is to identify us by a name that more accurately reflects the nature of our current business. During the next year, we plan to take various steps to strengthen the name recognition of RxElite within its industry and in the financial markets. As part of this effort, we desire to ensure that the name under which we are registered, our trading symbol and the name under which we do business all tie in as closely as possible to the “RxElite” name and mark.

If the name change is approved, we will request a new ticker symbol that more closely resembles the new name. Our wholly-owned subsidiary will continue to be called RxElite Holdings Inc. and will continue to be our main operating company.

Exchange of Share Certificates

If the name change is approved by our stockholders, validly issued certificates representing shares of common stock of Southridge Technology Group, Inc. will for all purposes be recognized as validly issued certificates of RxElite, Inc. and will represent one (1) share of common stock of RxElite, Inc. for each share of common stock of Southridge Technology Group, Inc. represented by such certificate. Each holder of record of a certificate for one or more shares of our common stock as of the effective date of the name change will be entitled to receive, as soon as practicable, and upon surrender of each such certificate to our transfer agent, Empire Stock Transfer, 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074, a certificate or certificates with the name RxElite, Inc. for each share of common stock of Southridge Technology Group, Inc. represented by the certificate of such holder immediately prior to the effective date of the name change. Any legends set forth on any existing certificate will also be set forth on the corresponding replacement certificate.

Exchange of Warrants and Options

If the name change is approved by our stockholders, each validly issued warrant and option to purchase shares of common stock of Southridge Technology Group, Inc. will for all purposes be recognized as validly issued warrants or options to purchase shares of RxElite, Inc. and will represent the right to purchase one (1) share of common stock of RxElite, Inc. for each share of common stock of Southridge Technology Group, Inc. represented by such warrant or option. Each holder of a warrant or option to purchase shares of our common stock as of the effective date of the name change will be entitled to receive, as soon as practicable, and upon surrender of each such warrant or option to Ric Tener, 1404 North Main, Suite 200, Meridian, Idaho 93642, a warrant or option with the name RxElite, Inc. in place of Southridge Technology Group, Inc.

The Increase in the Number of Authorized Shares of our Common Stock

We are seeking to increase the number of authorized shares of our common stock from 98,000,000 to 200,000,000 in order to allow for the exercise of certain warrants to purchase common stock issued by us in a private placement immediately following the Merger. Following the amendment, if approved, each additional share of our common stock authorized by the amendment to the certificate of incorporation will have the same rights and privileges as each share of common stock currently authorized or outstanding. The holders of common stock have no preemptive rights. Authorized but unissued shares of our common stock may be issued at such times, for such purposes and for such consideration as our Board of Directors may determine to be appropriate without further authority from our stockholders, except as otherwise required by applicable law or stock exchange policies.

The adoption of this proposed amendment to our certificate of incorporation will result in a greater number of shares of common stock available for issuance. There are no current plans to issue additional shares of common stock (other than those shares of common stock issuable if current outstanding warrants or options issued under our 2007 Incentive Stock Plan are exercised). If additional shares of common stock are issued in the future, stockholders would experience a proportionate reduction in their stockholders’ interest with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued other than through a proportional issuance such as a stock split or stock dividend.

Another effect of such increase may be to enable our Board of Directors to render more difficult or to discourage any attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of present management. Our Board of Directors have no such plans at this time. However, the increase in the number of authorized shares of our common stock will allow our Board of Directors to have additional shares of common stock available to effect, unless prohibited by applicable law or other arrangements or restrictions, a sale of shares (either in public or private transactions), merger, consolidation or similar transaction in which the number of our outstanding shares would be increased and would thereby dilute the interest of a party attempting to obtain control of us.

No Rights of Appraisal

Under applicable Delaware corporation law, our non-consenting stockholders are not entitled to appraisal rights with respect to the Amended Certificate, and we will not independently provide our stockholders with any such right.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock as of the record date is required to approve the amendment to our certificate of incorporation. Abstentions and broker non-votes will have the same effect as “no” votes on this proposal.

Effective Time of the Amendment

If stockholder approval is obtained, we plan to file the Amended Certificate effecting the name change and the increase in the number of authorized shares of our common stock on the later of October 24, 2007 or the earliest date permitted by law.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE APPROVAL OF THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO (1) CHANGE OUR NAME FROM SOUTHRIDGE TECHNOLOGY GROUP, INC. TO RXELITE, INC. AND (2) INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 98,000,000 TO 200,000,000.

Security Ownership of Certain Beneficial Owners and Management

As of August 31, 2007 the following persons were directors and Named Executive Officers or others with beneficial ownership of five percent or more of our common stock. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished to us or to the SEC by the persons listed. Unless otherwise noted in the footnotes to the table, each person has sole voting and investment power as to all of the shares owned. The address of each person is 1404 N. Main Street, Ste 200, Meridian, Idaho 83642 unless otherwise specified.

Beneficial Owner	Shares Beneficially Owned	Percent of Class
Directors
Daniel Chen (1)	9,582,257	10.52%
Jonathan Houssian (2)	7,656,564	8.41%
Mark Auerbach (3)	474,999	*
Peter Williams (4)	64,501	*
Named Executive Officers
Earl Sullivan (5)	1,040,996	*
Patrick Poisson	-	*
Other Beneficial Owners
BTR Global Opportunity Trading Limited (6)	6,250,000	6.95%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Includes (i) 8,579,450 shares held by Daniel Chen and (ii) 1,002,807 shares issuable upon exercise of warrants. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the amendment to our certificate of incorporation.

(2)
Jonathan Houssian, the Managing Member of Tiburon LLC, exercises sole vote and dispositive power with respect to the shares held by Tiburon LLC. Includes (i) 7,123,659 shares held by Tiburon LLC and (ii) 532,905 shares issuable upon exercise of warrants held by Tiburon LLC. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the amendment to our certificate of incorporation.

(3)
Includes (i) 316,666 shares held by Susan Auerbach and (ii) 158,333 shares issuable upon exercise of warrants held by Susan Auerbach. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the amendment to our certificate of incorporation. Susan Auerbach is the wife of Mark Auerbach and exercises sole voting and dispositive power with the respect to shares held by her.

(4)
Includes (i) 41,667 shares held by Peter Williams and (ii) 22,834 shares issuable upon exercise of warrants held by Peter Williams. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the amendment to our certificate of incorporation. All shares of Common Stock are held as tenants in common by Mr. Williams and members of his family in which Mr. Williams has a 20% beneficial ownership interest.

(5)	Includes (i) 970,036 shares held by Earl Sullivan and (ii) 70,960 shares issuable upon exercise of warrants.

(6)
Danny Guy, the Managing Member of Salida Capital LLC, the investment advisor of BTR Global Opportunity Trading Limited (“BTR Opportunity”), exercises sole vote and dispositive power with respect to the shares held by BTR Opportunity. BTR Opportunity is owned and ultimately controlled by BTR Capital Limited. Includes (i) 4,166,667 shares held by BTR Opportunity, and (ii) 2,083,333 shares issuable upon exercise of warrants. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the amendment to our certificate of incorporation. BTR Opportunity’s address is c/o Ogier Fiduciary Services (Cayman) Limited Queensgate House, 5th Floor 113 South Church Street P.O. Box 1234 GT George Town, Grand Cayman, Cayman Islands.

Other than the Merger, a change in control has not occurred since the beginning of our last fiscal year. We currently do not have any arrangements which may result in a change in control.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2008 must be received by us a reasonable amount of time prior to when we begin to print and send our proxy materials for such meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the stockholder fails to give notice a reasonable time prior to when we begin to print and send our proxy materials for such meeting, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2008 Annual Meeting may exercise discretionary voting power regarding any such proposal.

WRITTEN CONSENT OF STOCKHOLDERS OF
SOUTHRIDGE TECHNOLOGY GROUP, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, being a stockholder of record of Southridge Technology Group, Inc. (the “Company”) as of August 31, 2007, hereby takes the following action, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of common stock of the Company (“Common Stock”) held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consents, pursuant to Section 228 of Title 8 of the Delaware Code, to the amendment to the Company’s certificate of incorporation to (1) change the Company’s name from Southridge Technology Group, Inc. to RxElite, Inc. and (2) increase the number of authorized shares of the Company’s common stock from 98,000,000 to 200,000,000, as the same are described in the Company’s Consent Solicitation Statement dated October 8, 2007, without a meeting.

(Place an “X” in the appropriate box)

The Board of Directors recommends that Stockholders CONSENT to the proposed amendments.

Proposal 1.
Proposal to amend the Certificate of Incorporation of the Company to (1) change the Company’s name from Southridge Technology Group, Inc. to RxElite, Inc. and (2) increase the number of authorized shares of the Company’s common stock from 98,000,000 to 200,000,000.

RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation of the Company, attached hereto as Exhibit A, is hereby approved and adopted in all respects.
☐ CONSENT/FOR ☐ CONSENT WITHHELD/AGAINST ☐ ABSTAIN

INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF THE PROPOSED AMENDMENT, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO THE PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

PLEASE DATE, SIGN AND MAIL THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.

Dated: ______________, 2007

[print name of record stockholder as set forth on stock certificate]	[signature of record stockholder or person authorized to sign on behalf of record stockholder]

[title or authority of authorized person, if applicable]	[signature, if held jointly]

If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written consents in substantially the same form, shall be treated as a single consent of stockholders.

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
OF
RxELITE, INC.

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION
OF
SOUTHRIDGE TECHNOLOGY GROUP, INC.

Southridge Technology Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The name under which the Corporation was originally incorporated was Southridge Technology Group, Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is August 24, 2005.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend the first sentence of the FIRST paragraph of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

“The name of the corporation (hereinafter called the “Corporation”) is RxElite, Inc.”

FOURTH: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend the first sentence of the FOURTH paragraph of the Incorporation of the Corporation to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that the Corporation is authorized to issue is Two Hundred One Million (201,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock with a par value of $0.001 per share and One Million (1,000,000) shares of Preferred Stock with a par value of $0.001 per share.”

FIFTH: This Certificate of Amendment to Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of the stockholders of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Southridge Technology Group, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of [________], 2007.

By:
Daniel Chen
Chief Executive Officer